Robert L. Berman
Chief Human Resources Officer and Senior Vice President

Exhibit (10.1)
December 9, 2008

Mr. Philip J. Faraci
(address intentionally omitted)

Re:           Second Amendment to November 3, 2004 Letter Agreement

Dear Phil:

By way of letter agreements dated November 3, 2004 (the “Agreement”) and February 28, 2007 (the “First Amendment”), Eastman Kodak Company (“Kodak”) and you agreed to certain terms regarding your employment.  The purpose of this letter (the “Second Amendment”), which will become an agreement once both you and Kodak sign it, is to amend the Agreement and the First Amendment as set forth herein in order to ensure that your benefits thereunder comply with Section 409A of the Internal Revenue Code.  This Second Amendment supersedes the Agreement and the First Amendment to the extent inconsistent therewith.

1.           Severance Benefits

On page 12 of the Agreement, the last sentence of the first paragraph of Section A headed “In General” of the Section headed “Severance Benefits” is hereby amended in its entirety to read as follows:

The severance allowance will be paid in equal consecutive bi-weekly payments over the twelve (12) month period commencing the first month following the month containing the six-month anniversary of your termination of employment.

2.           Miscellaneous

On page 2 of the First Amendment, the first paragraph of the amendment made to the Section headed “Miscellaneous” is hereby amended in its entirety to read as follows:

The arrangements described in this letter agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent such arrangements are subject to that law, and this letter agreement shall be interpreted and administered accordingly.  The parties agree that they will negotiate in good faith regarding amendments necessary to bring the arrangements into compliance with the terms of that Section or an exemption therefrom as interpreted by guidance issued by the Internal Revenue Service; provided, however, that Kodak may unilaterally amend this agreement for purposes of compliance if, in its sole

Eastman Kodak Company • 343 State Street • Rochester, NY  14650-0233
Phone:  585-724-7674    • Fax:  585-724-1655    • Email: robert.berman@kodak.com

Mr. Philip J. Faraci
December 9, 2008

discretion, Kodak determines that such amendment would not have a material adverse effect with respect to your rights under the agreement.  The parties further agree that to the extent an arrangement described in this letter fails to qualify for exemption from or satisfy the requirements of Section 409A, the affected arrangement may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service.  In such circumstances Kodak will administer the letter in a manner which adheres as closely as possible to the existing terms and intent of the letter while complying with Section 409A.  This paragraph does not restrict Kodak’s rights (including, without limitation, the right to amend or terminate) with respect to arrangements described in this letter to the extent such rights are reserved under the terms of such arrangements.

3.           Remaining Terms of Agreement

All of the remaining terms of the Agreement and the First Amendment, to the extent that they are not inconsistent with this Second Amendment, will remain in full force and effect, without amendment or modification.

Your signature below means that:

1.
You have had ample opportunity to discuss the terms and conditions of this letter agreement with an attorney and/or financial advisor of your choice and as a result fully understand its terms and conditions; and

2.	You accept the terms and conditions set forth in this letter agreement; and

3.	This letter agreement supersedes and replaces any and all agreements or understandings, whether written or oral, that you may have had with the Company concerning the matters discussed herein.

Mr. Philip J. Faraci
December 9, 2008

If you find the foregoing acceptable, please sign your name on the signature line provided below.  Once the letter agreement is executed, please return it directly to my attention.

Very truly yours,

RLB:dlm

I accept the terms and conditions of this letter agreement.

Signed:                      /s/ Philip J. Faraci
Philip J. Faraci

Dated: